Exhibit 99.(a)(5)(L)

CONFIDENTIAL APRIL 2010 REVISED PRELIMINARY ANALYSIS WORKING DRAFT

Disclaimer The information herein has been prepared by Lazard based upon information supplied by Sauer-Danfoss or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by Sauer-Danfoss with respect to the anticipated future performance of Sauer-Danfoss. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Sauer-Danfoss, or any other entity, or concerning solvency or fair value of Sauer-Danfoss or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Sauer-Danfoss as to the future financial performance of Sauer-Danfoss. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and information were prepared exclusively for the benefit and internal use of the Special Committee of Sauer-Danfoss and are not intended to confer rights or remedies upon any shareholders of Sauer-Danfoss or any other person. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to Sauer-Danfoss, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. These materials do not constitute an opinion with respect to the consideration proposed to be paid by Danfoss to the shareholders of Sauer-Danfoss. DRAFT — CONFIDENTIAL 1

DRAFT — CONFIDENTIAL 2 Key Events and Share Price Performance Since Initial Offer 7.50 10.00 12.50 15.00 $17.50 12/18/09 1/07/10 1/28/10 2/17/10 3/10/10 3/30/10 4/20/10 22 Dec 09 Initial offer of $10.10 per share 23 Dec 09 Lazard retained as financial advisor 01 Mar 10 First revised management projections 10 Mar 10 Lazard fairness opinion for $13.25 per share offer 10 Mar 10 Danfoss commences tender offer of $13.25 per share 01 Apr 10 First Mason Capital press release and letter to special committee 07 Apr 10 Second Mason Capital press release 09 Apr 10 Danfoss increases offer price to $14.00 per share 19 Apr 10 Second revised management projections Current Price: $15.57

Management Forecast Summary ($ in millions) Source: Management forecasts as of 4/19/2010. 2010E 2011E 2012E ORIGINAL (January 2010) Revenue $1,250 $1,373 $1,555 % growth 7.9% 9.8% 13.3% EBITDA $122 $147 $202 % margin 9.7% 10.7% 13.0% CapEx $30 $41 $47 % of sales 2.4% 3.0% 3.0% Net Working Capital $243 $251 $269 % of sales 19.4% 18.3% 17.3% REVISED (February 2010) Revenue $1,340 $1,434 $1,555 % growth 15.6% 7.0% 8.4% EBITDA $159 $172 $202 % margin 11.8% 12.0% 13.0% CapEx $30 $41 $47 % of sales 2.2% 2.9% 3.0% Net Working Capital $260 $262 $269 % of sales 19.4% 18.3% 17.3% CURRENT (April 2010) Revenue $1,400 $1,470 $1,555 % growth 20.8% 5.0% 5.8% EBITDA $206 $220 $236 % margin 14.7% 14.9% 15.2% CapEx $30 $44 $47 % of sales 2.1% 3.0% 3.0% Net Working Capital $252 $259 $269 % of sales 18.0% 17.6% 17.3% DRAFT — CONFIDENTIAL 3

DRAFT — CONFIDENTIAL 4 Financial Analysis: Summary ($ in millions, except per share data) BASIS PRICE PER SHARE RANGE COMMENTS DISCOUNTED CASH FLOW 6.00x — 7.50x EBITDA Terminal Value 11% — 12% WACC $15.52 $21.51 Based on management forecast PUBLIC COMPARABLES (2011E) 7.25x — 8.25x 2011E EBITDA 2011E EBITDA: $220 $21.25 $25.76 PUBLIC COMPARABLES (2012E) 6.50x — 7.50x 2012E EBITDA 2012E EBITDA: $236 $20.05 $24.89 Comparable multiples of hydraulics peers, customers, and mid-cap industrials used as reference PRECEDENT TRANSACTIONS 0.90x — 1.20x LTM Revenue LTM Revenue: $1,196 $10.67 $18.04 Relevant precedent hydraulics transactions since 2000 Used revenue multiples, as 2009/LTM EBITDA depressed MINORITY BUY-IN PREMIUMS 30% — 45% Premium to Unaffected Prices (1 Day, 1 Week, 4 Weeks Prior) $10.97 $13.33 Relevant minority buy-in transactions since 2005 Price per Share $10.00 $15.00 $20.00 $25.00 $30.00 Current Offer: $14.00 Current Price: $15.57 4

DCF Analysis: Management Forecast ($ in millions, except per share data) 2010E 2011E 2012E Sales $1,400 $1,470 $1,555 % growth 20.8% 5.0% 5.8% EBIT $104 $124 $142 % margin 7.4% 8.4% 9.1% EBITDA $206 $220 $236 % margin 14.7% 14.9% 15.2% Less: Taxes (34) (40) (46) Unlevered Net Income $70 $84 $96 Plus: D&A 102 96 94 Less: Change in NWC (20) (7) (10) Less: CapEx (30) (44) (47) Unlevered Free Cash Flow $122 $128 $132 Discount NPV of NPV of Terminal Value Total Enterprise Value Rate UFCF At EBITDA Exit Multiple of: 6.00x 6.75x 7.50x 6.00x 6.75x 7.50x 11.0% $311 $1,035 $1,164 $1,293 $1,345 $1,475 $1,604 11.5% 308 1,021 1,148 1,276 1,329 1,456 1,584 12.0% 305 1,007 1,133 1,259 1,312 1,438 1,564 Terminal Value as Implied Perpetuity Growth % of Enterprise Value 6.00x 6.75x 7.50x 6.00x 6.75x 7.50x 76.9% 78.9% 80.6% 1.5% 2.5% 3.3% 76.8% 78.9% 80.6% 2.0% 2.9% 3.7% 76.7% 78.8% 80.5% 2.4% 3.4% 4.2% Implied Equity Value Implied Price Per Share 6.00x 6.75x 7.50x 6.00x 6.75x 7.50x $788 $918 $1,047 $16.19 $18.85 $21.51 772 899 1,027 15.85 18.47 21.09 755 881 1,007 15.52 18.10 20.69 Source: Management forecasts as of 4/19/2010. DRAFT — CONFIDENTIAL 5

Public Market Valuation (2012E Basis) ($ in millions, except per share data) Source: Management forecasts as of 4/19/2010. Company filings. Note: EBITDA adjusted to exclude one-time charges. (a) Selected Customers include AGCO, Cargotec, Caterpillar, CNH, Deere, Doosan Infracore, Haulotte, Manitou, Oshkosh, Palfinger, Terex, and Toro. (b) Mid-Cap Industrials include A.O. Smith, Actuant, Astec, Baldor, CLARCOR, Colfax, Crane, Franklin Electric, Graco, Kaydon, Lindsay, Manitowoc, RBC Bearings, Regal-Beloit, and Robbins & Myers. (c) Growth and margin figures for total company. Hydraulics Peers Parker- Selected Mid-Cap Eaton Hannifin Customers (a) Industrials (b) Price Per Share $20.05 $22.47 $24.89 $78.31 $67.80 — — Equity Value 976 1,094 1,212 13,181 11,540 — — Enterprise Value $1,533 $1,651 $1,769 $15,916 $12,862 — — Sauer-Danfoss EV as Multiple of: Revenue 2009A $1,159 1.32x 1.42x 1.53x 1.34x 1.28x 1.07x 1.38x 2010E 1,400 1.09 1.18 1.26 1.22 1.26 1.00 1.32 2011E 1,470 1.04 1.12 1.20 1.11 1.16 0.89 1.18 2012E 1,555 0.99 1.06 1.14 1.06 1.10 — 1.21 EBITDA 2009A ($26) NM NM NM 15.4x 10.9x 9.1x 11.1x 2010E 206 7.46x 8.03x 8.60x 10.1 10.0 10.8 10.4 2011E 220 6.98 7.52 8.06 8.8 8.2 10.0 8.8 2012E 236 6.50 7.00 7.50 7.7 8.0 7.4 7.7 DRAFT — CONFIDENTIAL 6

Public Market Valuation (2011E Basis) ($ in millions, except per share data) Hydraulics Peers Parker- Selected Mid-Cap Eaton Hannifin Customers (a) Industrials (b) Price Per Share $21.25 $23.51 $25.76 $78.31 $67.80 — — Equity Value 1,035 1,144 1,254 13,181 11,540 — — Enterprise Value $1,592 $1,701 $1,811 $15,916 $12,862 — — Sauer-Danfoss EV as Multiple of: Revenue 2009A $1,159 1.37x 1.47x 1.56x 1.34x 1.28x 1.07x 1.38x 2010E 1,400 1.14 1.22 1.29 1.22 1.26 1.00 1.32 2011E 1,470 1.08 1.16 1.23 1.11 1.16 0.89 1.18 2012E 1,555 1.02 1.09 1.16 1.06 1.10 — 1.21 EBITDA 2009A ($26) NM NM NM 15.4x 10.9x 9.1x 11.1x 2010E 206 7.74x 8.28x 8.81x 10.1 10.0 10.8 10.4 2011E 220 7.25 7.75 8.25 8.8 8.2 10.0 8.8 2012E 236 6.75 7.21 7.68 7.7 8.0 7.4 7.7 Source: Management forecasts as of 4/19/2010. Company filings. Note: EBITDA adjusted to exclude one-time charges. (a) Selected Customers include AGCO, Cargotec, Caterpillar, CNH, Deere, Doosan Infracore, Haulotte, Manitou, Oshkosh, Palfinger, Terex, and Toro. (b) Mid-Cap Industrials include A.O. Smith, Actuant, Astec, Baldor, CLARCOR, Colfax, Crane, Franklin Electric, Graco, Kaydon, Lindsay, Manitowoc, RBC Bearings, Regal-Beloit, and Robbins & Myers. (c) Growth and margin figures for total company. DRAFT — CONFIDENTIAL 7

Private Market Valuation ($ in millions, except per share data) Hydraulics Transactions Parker- Bosch / Argan Parker- Sauer / Hannifin / Hägglunds Capital / Hannifin / Danfoss Commercial Drives Faster Denison Fluid Intertech (07/08) (10/07) (12/03) (01/00) (01/00) Price Per Share $10.67 $14.36 $18.04 Equity Value 519 699 878 Enterprise Value $1,077 $1,256 $1,435 $721 $196 $198 $304 $473 Sauer-Danfoss EV as Multiple of: Revenue 2009A $1,159 0.93x 1.08x 1.24x LTM 1,196 0.90 1.05 1.20 2.16x 2.38x 1.13x 0.94x 0.88x 2010E 1,400 0.77 0.90 1.03 2011E 1,470 0.73 0.85 0.98 2012E 1,555 0.69 0.81 0.92 EBITDA 2009A ($26) NM NM NM LTM 38 NM NM NM 9.3x 9.0x 8.2x 6.7x 7.4x 2010E 206 5.2x 6.1x 7.0x 2011E 220 4.9 5.7 6.5 2012E 236 4.6 5.3 6.1 Source: Management forecasts as of 4/19/2010, company filings, and press releases. Note: EBITDA adjusted to exclude one-time charges. (a) Represents value allocated to shares purchased directly from Sauer Holdings. DRAFT — CONFIDENTIAL  8